Exhibit 99.2

REFINITIV STREETEVENTS

EDITED TRANSCRIPT

Q1 2025 VOXX International Corp Earnings Call

EVENT DATE/TIME: July 11, 2024 / 2:00PM UTC

An LSEG Business

July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

CORPORATE PARTICIPANTS

•
Glenn Wiener GW Communications - Investor Relations
•
Patrick Lavelle VOXX International Corp - President And CEO, Voxx International Corp
•
Loriann Shelton VOXX International Corp - SVP, Chief Financial Officer & Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

•
Operator

PRESENTATION

Operator

Good day, and thank you for standing by. Welcome to the VOXX International fiscal 2025 first quarter results conference call. (Operator Instructions) Please be advised that today's conference is being recorded.

I would now like to hand the conference call over to your speaker today, Glenn Wiener, Investor Relations. Please go ahead.

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Glenn Wiener GW Communications - Investor Relations

Thanks, Shannon, and sorry for jumping the gun there. Good morning, and welcome to VOXX International's Fiscal 2025 first quarter results conference call. Yesterday, we filed our Form 10-Q and issued our press release, both documents of which can be found in the Investor Relations section of our website at www.voxxintl.com, and we intend to update our investor presentation and post that to the web later next week. Speaking from management today will be Pat Lavelle, Chief Executive Officer; and Loriann Shelton, our Chief Financial Officer and Chief Operating Officer. Following their prepared remarks, we will open up the call for questions.

Before I get started, I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I would like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 29, 2024.

Lastly, it's my pleasure to announce that the company will be holding its Annual Meeting of Stockholders on July 23, 2024, at 10:00 AM Eastern. Our proxy has been sent to all shareholders of record and our form DEF-4A can be found online in the Investor Relations section of our website. This will be a virtual meeting, and shareholders can attend by visiting www.virtualshareholdermeeting.com/voxx2024, where they'll be able to listen to the meeting live, submit questions and vote online.

At this time, it's my pleasure to now turn the call over to Pat. Thank you.

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Patrick Lavelle VOXX International Corp - President And CEO, Voxx International Corp

Thank you, Glenn, and good morning, everyone. It's been only two months since we reported our year-end results, and from a market perspective, not much has changed. The retail environment remains challenging, interest rates remain elevated, and inflation is still a major concern.

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July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

On our prior call, we cautioned that sales would be under pressure based on what we were seeing at retail and given the state of the automotive market. Automotive manufacturers are still under pressure, inventory is building and layoffs at certain plants have begun. The transition to EVs is only adding to the challenges faced by carmakers.

During the first quarter, we took aggressive steps to improve margins and lower both our operating expenses and working capital needs. As you saw from our Q1 report, margins were up 310 basis points, and expenses were cut significantly, down over 16% year-over-year with more improvements expected in the coming quarters. While we lost money both on an operating income and adjusted EBITDA basis, losses were lower year-over-year, reflecting the deliberate actions we are taking. Based on our current sales projections, we expect to bring VOXX back to profitability this fiscal year.

VOXX is in another transition. And consistent with past experience, we believe we will emerge from this turbulent period as a stronger company with better investor returns. In addition to market issues holding back top line growth, we too are uncomfortable with our current debt level and our depressed share price, which is sitting near 52-week lows. Be assured we have the same concerns as our investors.

VOXX has been around for over 60 years. We have seen just about everything, and we have always persevered. This time will be no different. Just look back at our last restructuring in fiscal 2019 and 2020. This was followed by 2 of our better years of profitability and cash flow which propelled our stock to trade over $20 per share. Over the past 2 years, however, we've seen a myriad of global challenges causing us to miss revenue projections as our customers struggle with ever-changing demand. This has been one of our biggest challenges, managing and operating our business based on customer projections, with volumes that shift quickly or don't materialize. To counteract this challenge, we are adjusting and taking action to right size our business based on what we believe sales volumes will be near term while maintaining operating leverage to capture increases in sales and market share without significantly rescaling overhead.

Our focus is clear. We want to remain in markets and categories where we have stability profitability and growth potential, categories that generate positive margins and consistent returns. Thus, we have already begun a process to redirect capital to programs that help us achieve these goals.

Additionally, during Q1, we engaged Accordion, a leading management consulting company to assist us in evaluating avenues to support our restructuring and profitability initiatives. Building on what we have already done and have planned, we're getting an outside perspective on other optimization programs we could implement this year. We want to ensure that we maintain the ability to scale quickly, especially as market conditions improve. And our new ERP conversion to Oracle Fusion, which kicked off in June is a big part of our transition. It's a long-term project estimated to be 18 months to completion. That should result in significantly greater efficiencies, better automation, data and technology tools and ultimately, savings in overheads.

We also plan to lower our debt and free up capital to reinvest in the company. Under the VOXX umbrella, we have over 35 trusted brands, several businesses and operating groups and various product categories within the automotive and consumer electronics industries. Some of the categories are in growth mode, while others are less profitable with slow to no growth. As part of our restructuring, we are again looking at every product and SKU, every customer program and determining our true cost to serve, meaning all costs that go into supporting each sale both internal and external. We plan to generate capital efficiencies by either improving or eliminating programs that do not meet profitability criteria while making changes to our structure.

In our Automotive segment, we're nearing completion of the move of our OEM production to Mexico. We've already realized some of the improvement, but we're still carrying 2 facilities. The transition is scheduled for completion by the end of the second quarter, which will then allow us to significantly reduce our physical footprint in Florida to house only our engineering, quality and admin OEM groups and a small warranty center. There will be further synergies and savings. We're in the process of exiting our RSE program with Stellantis, which I discussed last quarter. We're moving out inventory now and expect this transition to be complete over the next few quarters.

We have a new RSE program with Ford, a new lighting system program with Nissan and Volvo and the new US postal service trucks coming online this year and building thereafter. There are also several projects in the works for remote starts, turn signals, lighting, safety and more. Our OEM business will continue to face some near-term pressure, but looking ahead we have some strong business upcoming and a better margin and cost structure as anticipated.

With respect to the aftermarket, it's been a challenge for the past few years due primarily to the economy. Pressure will continue this year, though our customer inventory levels have improved, and we expect stronger remote start and alarm business as we move into our third quarter. We have a number of projects underway and here too, we are rationalizing brands and SKUs to maximize profitability.

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July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

In Automotive, fiscal 2025 is about optimizing operations and our supply chain, focusing on the categories and customers where we have stable business and growth prospects and areas where we can generate better returns. My comments from year-end are the same, both OEM and aftermarket sales will be hard-pressed, though the segment should be profitable. The key for VOXX is what we do now to enhance profits in the coming years as markets improve and the business grows.

Within our Consumer segment, starting with Premium Audio. In fiscal 2024, we retooled our sound bar offerings entered new categories and launched a number of new products last year, which reversed the slide in Premium Audio category and allowed us to expand sales. Our Klipsch Flexus sound system and the new Klipsch Music City broadcast Bluetooth speakers are doing well, and we will be introducing a new line of party speakers towards the fourth quarter.

While our sales were down in fiscal 2024 they were down less than the industry, and we gained market share. Internationally is where our business was impacted most primarily in Asia. In Q1, our Premium Audio business grew even with continued domestic retail and consumer pressure and the state of the international markets today, we anticipate we will continue to see growth this year. Now similar to our other businesses, we are looking at ways to improve both sales and margins while controlling costs. It's a balancing act because while we are certainly cutting where we can, we also continue to invest in new technology and cutting-edge projects -- products. This will not stop as it's essential to maintain the brand's loyal customers and drive growth. We are looking at all our brands, channels, customers and programs, and here too, seeing where we can improve capital management while potentially optimizing certain assets. Klipsch and Onkyo continue to anchor our offering and will be the driving brands in our Premium Audio portfolio.

In Q1, we had a dip in other CE product sales as we had a promotional program with Costco in the first quarter last year that was not planned to repeat. And we had lower sales of our solar power balcony product internationally. We expect the solar product sales to rebound in future periods as the shortfall was more timing related. This category helped drive our highest level of sales of international accessory products in fiscal 2024.

A few years ago, we downsized our (inaudible) business to focus on fewer categories and that strategy paid off. Now we're undergoing another retooling of our business, looking at our offerings and seeing where we might be able to generate better returns whether within categories we're in now, or potentially capitalizing in others where we enjoy strong customer relationships. This is not about what we sell today, but rather what is best for VOXX and its stakeholders moving forward.

And the last component of our optimization plan is debt reduction so that we can reduce interest costs and free up capital. Our total debt as of quarter end stood at approximately $69 million and stands at approximately $62 million today. Our plan is to eliminate approximately $45 million of this debt through a series of transactions that are in process now. We are currently in contract to sell our Orlando facility with the OEM manufacturing transition to Mexico nearing completion. This is expected to close in the third quarter. And we are in a number of discussions regarding divesting some of our business assets and potentially some of our brands. As these transactions are completed, net proceeds will be used to pay down the debt we incurred in connection with the Seaguard ruling. If successful, our outstanding debt will largely be related to financing inventory and receivables through our existing ABL line.

We have strong relationships with our banks, availability under our current lines. And as we bring debt down, we will free up capital to address any future market downturns while investing in our business. Over the next 2 months, we'll be working with Accordion to better assess the data compiled and map out the best path forward to optimize cash and improve our foundation. We're looking at minimum to reduce overhead by another 5% in the second half of the year. There will be some offsetting costs as we restructure but ultimately, we'll be operating with a better margin and cost structure.

At this point, I'd like to turn the call over to Loriann to cover our financials, and then we'll open up the call for questions. Lori?

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Loriann Shelton VOXX International Corp - SVP, Chief Financial Officer & Chief Operating Officer

Thanks, Pat, and hello, everyone. I will now provide a recap of our first quarter results with a little more color around key sales, margin and expense drivers. We reported Q1 sales of $91.7 million, which were down a little more than $20 million or approximately 18%. Our Automotive business declined by $10.7 million with $7.4 million of the decline in OEM sales and $3.3 million decline in aftermarket sales. Our OEM business was down due to lower volume in rear seat entertainment with 3 primary drivers. No revenue from the Nissan program, which ended towards the end of fiscal 2024. Lower domestic volume with Ford as our program was temporarily halted for 1 vehicle model. Third, lower revenue from Stellantis as the program is terminating.

Our OEM remote start business more than doubled, driven by our new international program with Ford and our VSM business is roughly in line with the prior year. The decline in the aftermarket was spread across multiple categories. The consumer segment

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July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

sales were down $9.4 million, and this was due to non-premium audio CE products which declined by over $10 million. The biggest impacts were lower sales of wireless speakers as a large program ended as anticipated, lower international sales related to our solar balcony power products as we had new product load-ins last year.

Our premium audio business increased by $800,000 and our domestic business was up over 11% with new products driving the growth. In Asia, we continue to have softness, but overall Klipsch and the premium audio product lines are doing well. Fiscal 2025 Q1 gross margins of 27.7% or up 310 basis points. We had a 220 basis point increase in our Automotive segment and a 410 basis point increase in our Consumer segment.

Managing the supply chain over the past 2 years has been a challenge. There's a little more normalcy in the market now, which helps with forecasting, planning and operations. This helped bring down warehousing expenses considerably. We should also have more pickup from future restructuring initiatives, which are focused both on improving margins and lowering expenses. With the changes we have implemented, we lowered expenses by $6.5 million or 16.6% when comparing the Q1 period. We are constantly looking to reduce expenses and lower our overhead.

During the past quarter, we implemented worldwide headcount reductions. We brought down our trade show, web and advertising expenses, legal and professional fees declined significantly, especially with the Seaguard situation behind us and also due to the fact that we brought certain legal functions in-house and have been consolidating other functions throughout the organization. Our legal costs moving forward should normalize with lower expenses projected in the second half compared to the prior year.

Across the board, we're reducing our noncore spend and freeing up resources that can be reinvested in the company, whether in people, sales, R&D or technology, anything that could help drive efficiencies and savings and at the same time, better support our business.

As Pat discussed, our ERP upgrade kicked off June 1. It's a big project that we're excited to announce our partnership with Oracle and AST to implement Oracle Fusion. This product and the technology behind it will allow us to automate most of our back-office functions, making it easier for customers to do business with us. It will also enable us to leverage technology to perform revenue-generating tasks with better data greater visibility and leverage our experienced personnel across different areas of our business. We've taken a lot of expenses out of our business year-to-date and more will be removed.

Lastly, we lost $7.1 million on an operating basis, a $4.3 million improvement year-over-year and reported an adjusted EBITDA loss of $2.9 million, an improvement of $2.1 million. We expect to lose money in the second quarter and to be profitable in the second half on an operating income basis. To reiterate, profitable for the fiscal year. I believe Pat talked about our balance sheet plans. So rather than reiterate published numbers, let me just add a few closing remarks.

Change is not going to happen overnight. Our business is cyclical, and we constantly adjust. We are rightsizing our business based on our anticipated size this year and realigning operations to drive savings and efficiencies. We're investing in technology and in our product lines. And our model is focused on compressing overhead and driving more profitable revenue.

I'd like to thank you all today for listening in. And operator, we are now ready for questions.

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QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And I'm currently showing no questions at this time. I'd like to hand the call back over to Pat Lavelle for closing remarks.

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Patrick Lavelle VOXX International Corp - President And CEO, Voxx International Corp

Okay. Well, thank you. Thank you all for calling in and your support. Our programs are underway and I hope to report good progress in the quarters ahead as we move further into this fiscal year. I want to thank you again for coming on and wish you a good day.

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Operator

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July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

This concludes today's conference call. Thank you for your participation. You may now disconnect.

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July 11, 2024 / 2:00PM UTC, Q1 2025 VOXX International Corp Earnings Call

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